Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS SECOND QUARTER

2020 EARNINGS

•	Second quarter earnings per share (diluted) of $1.41, an increase of 19.5% compared to the second quarter 2019
•	Second quarter net income of $130.9 million
•	Loans increased $1.898 billion or 9.9% during the second quarter 2020
•	Deposits increased $2.326 billion or 9.8% during the second quarter 2020
•	Allowance for credit losses on loans and off-balance sheet credit exposure was $354.2 million
•	Allowance for credit losses to total loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, of 1.90%(1)
•	Nonperforming assets remain low at 0.28% of second quarter average interest-earning assets
•	Return (annualized) on second quarter average assets of 1.61%
•	Returns (annualized) on second quarter average common equity of 8.84% and average tangible common equity of 19.98%(1)
•	Completed the operational conversion of LegacyTexas Bank

HOUSTON, July 29, 2020. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended June 30, 2020 of $130.9 million compared with $82.3 million for the same period in 2019. Net income per diluted common share was $1.41 compared with $1.18 for the same period in 2019. The second quarter of 2020 includes a tax benefit for net operating losses (“NOLs”) of $20.1 million, or $0.22(1) per diluted common share, as a result of the enactment of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The CARES Act permits a five year carryback period for NOLs, which allowed Prosperity to generate an anticipated tax refund and income tax benefit resulting from the tax rate differential between the current statutory tax rate of 21% and the 35% statutory tax rate in prior years during the carryback period.

During the second quarter of 2020, Prosperity incurred merger related charges of $7.5 million, or $0.06(1) per diluted common share. Additionally, loans increased 9.9% during the second quarter 2020 and nonperforming assets remain low at 0.28% of second quarter average interest-earning assets. On November 1, 2019, LegacyTexas Financial Group, Inc. (“LegacyTexas”) merged with Prosperity Bancshares and LegacyTexas Bank merged with Prosperity Bank (collectively, the “Merger”). During the second quarter of 2020, Prosperity completed the operational conversion of LegacyTexas Bank.

“We are pleased with our second quarter 2020 results and with completing the operational integration of Legacy on schedule in early June. The team members from Legacy “now Prosperity” have been excellent and we could not have achieved such a smooth integration without their commitment and efforts. I want to thank all of our team members who worked many hours to make this happen,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

______________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“The second quarter 2020 diluted earnings per share of $1.41 includes a $0.22 income tax benefit, a $0.06 charge for merger related expenses and a $0.03 charge for the write down of fixed assets related to the Merger and CRA funds,” continued Zalman.

“During the second quarter, we saw a $1.898 billion, or 9.9%, increase in loans, mostly related to loans made under the SBA Paycheck Protection Program (PPP). We approved 11,972 PPP loans for a total of $1.411 billion. These loans were important to our customers, enabling them to remain in business at a time they were either operating at a reduced capacity or temporarily shut down. Deposits increased $2.326 billion, or 9.8%, during the quarter, related to funds from the PPP loans and decreased customer spending,” added

Zalman.

“We continue to provide relief to our loan customers through loan extensions and deferrals when possible. For the second quarter of 2020, net charge offs were $13.0 million. Of these charge-offs, $12.4 million were related to PCD loans with specific reserves of $28.5 million that we acquired in the Merger. Further, $16.1 million in specific reserves were released to the general reserve in addition to the $10.0 million provision for loan losses for the second quarter,” stated Zalman.

“The Blue-Chip Consensus forecast estimates that fourth quarter 2020 GDP will end at (5.6%) compared with fourth quarter 2019, however, they are forecasting a 4.8% GDP for fourth quarter 2021 compared with fourth quarter 2020. They are also forecasting an unemployment rate of 9.4% for the fourth quarter 2020 compared with an unemployment rate of 6.9% for fourth quarter 2021. Based on these estimates, 2021 looks brighter. We are positive about our company’s future. While our operating environment and economy is changing frequently, we remain focused on addressing whatever comes our way and taking care of our customers and associates,” concluded Zalman.

Results of Operations for the Three Months Ended June 30, 2020

Net income was $130.9 million(2) for the three months ended June 30, 2020 compared with $82.3 million(3) for the same period in 2019, an increase of $48.6 million or 59.1%. Net income per diluted common share was $1.41 for the three months ended June 30, 2020 compared with $1.18 for the same period in 2019, an increase of 19.5%.  Net income for the second quarter of 2020 includes a tax benefit for NOLs of $20.1 million and merger related expenses of $7.5 million. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2020 were 1.61%, 8.84% and 19.98%(1), respectively. Excluding merger related expenses, net of tax, and the NOL tax benefit, annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2020 were 1.44%(1), 7.88%(1) and 17.81%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 46.56%(1) for the three months ended June 30, 2020. Excluding merger related expenses of $7.5 million, the efficiency ratio was 43.97%(1) for the three months ended June 30, 2020.

Net interest income before provision for credit losses for the three months ended June 30, 2020 was $259.0 million compared with $154.8 million for the same period in 2019, an increase of $104.1 million or 67.2%. The increase was primarily due to the Merger and the increase in loan discount accretion of $23.0 million. On a linked quarter basis, net interest income before provision for credit losses was $259.0 million compared with $256.0 million for the three months ended March 31, 2020, an increase of $2.9 million or 1.1%. The increase was primarily due to a decrease in interest expense partially offset by a decrease in loan discount accretion of $4.2 million and interest income on securities.

The net interest margin on a tax equivalent basis was 3.69% for the three months ended June 30, 2020 compared with 3.16% for the same period in 2019. The change was primarily due to increased interest-earning assets related to the Merger and $23.0 million increase in loan discount accretion. On a linked quarter basis, the net interest margin on a tax equivalent basis was 3.69% for the three months ended June 30, 2020 compared with 3.81% for the three months ended March 31, 2020. The change was primarily due to a $4.2 million decrease in loan discount accretion.

Noninterest income was $25.7 million for the three months ended June 30, 2020 compared with $30.0 million for the same period in 2019, a decrease of $4.3 million or 14.3%. This decrease was primarily due to a loss on write-down of assets of $4.0 million and a decrease in nonsufficient funds (“NSF”) fees, partially offset by an increase in mortgage income and credit card, debit card and ATM card income primarily due to the Merger. On a linked quarter basis, noninterest income decreased $8.7 million or 25.3% to $25.7 million compared with $34.4 million for the three months ended March 31, 2020. This decrease was primarily due to a loss on write-down of assets of $4.0 million and a decrease in NSF fees. NSF fees and credit card, debit card and ATM income were negatively impacted by the pandemic.

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(2)

Includes purchase accounting adjustments of $20.4 million, net of tax, primarily comprised of loan discount accretion of $24.3 million, and merger related expenses of $7.5 million for the three months ended June 30, 2020.

(3)	Includes purchase accounting adjustments of $776 thousand, net of tax, primarily comprised of loan discount accretion of $1.2 million for the three months ended June 30, 2019.
(4)

Includes purchase accounting adjustments of $44.6 million, net of tax, primarily comprised of loan discount accretion of $52.7 million, and merger related expenses of $8.0 million for the six months ended June 30, 2020.

(5)	Includes purchase accounting adjustments of $2.0 million, net of tax, primarily comprised of loan discount accretion of $3.0 million for the six months ended June 30, 2019.

Noninterest expense was $134.4 million for the three months ended June 30, 2020 compared with $80.8 million for the same period in 2019, an increase of $53.5 million or 66.3%, primarily due to the Merger and merger related expenses of $7.5 million. On a linked quarter basis, noninterest expense increased $9.6 million or 7.7% to $134.4 million compared with $124.7 million for the three months ended March 31, 2020. The increase was primarily due to increases in merger related expenses and salaries and benefits.

Results of Operations for the Six Months Ended June 30, 2020

Net income was $261.7 million(4) for the six months ended June 30, 2020 compared with $164.7 million(5) for the same period in 2019, an increase of $97.1 million or 59.0%. Net income per diluted common share was $2.80 for the six months ended June 30, 2020 compared with $2.36 for the same period in 2019, an increase of 18.6%. Net income for the six months ended June 30, 2020 includes a tax benefit for NOLs of $20.1 million and merger related expenses of $8.0 million. Annualized returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2020 were 1.64%, 8.85% and 20.07%(1), respectively. Excluding merger related expenses, net of tax, and the NOL tax benefit, annualized returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2020 were 1.55%(1), 8.38%(1) and 19.01%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale of assets and taxes) was 44.72%(1) for the six months ended June 30, 2020. Excluding merger related expenses, the efficiency ratio was 43.34%(1) for the six months ended June 30, 2020.

Net interest income before provision for credit losses for the six months ended June 30, 2020 was $515.0 million compared with $309.7 million for the same period in 2019, an increase of $205.2 million or 66.3%. This change was primarily due to the Merger and the increase in loan discount accretion of $49.7 million.

The net interest margin on a tax equivalent basis for the six months ended June 30, 2020 was 3.75% compared with 3.18% for the same period in 2019. This change was primarily due to increased interest-earning assets related to the Merger and the increase in loan discount accretion of $49.7 million.

Noninterest income was $60.1 million for the six months ended June 30, 2020 compared with $58.1 million for the same period in 2019, an increase of $2.0 million or 3.4%. This increase was primarily due to an increase in credit card, debit card and ATM card income, mortgage income and service charges on deposit accounts due to the Merger, partially offset by a net loss on write-down of assets of $4.0 million.

Noninterest expense was $259.1 million for the six months ended June 30, 2020 compared with $159.4 million for the same period in 2019, an increase of $99.7 million or 62.6%. The change was primarily due to the increase in salaries and benefits, credit and debit card, data processing and software amortization, net occupancy and equipment and other noninterest expense due to the Merger and $8.0 million of merger related expenses.

Balance Sheet Information

At June 30, 2020, Prosperity had $32.967 billion in total assets, an increase of $10.592 billion or 47.3% compared with $22.375 billion at June 30, 2019.

Loans at June 30, 2020 were $21.025 billion, an increase of $10.438 billion or 98.6%, compared with $10.587 billion at June 30, 2019. Linked quarter loans increased $1.898 billion or 9.9% from $19.127 billion at March 31, 2020, of which $1.392 billion were Paycheck Protection Program (“PPP”) loans.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At June 30, 2020, oil and gas loans totaled $639.4 million (net of discount and excluding PPP loans totaling $118.6 million) or 3.0% of total loans, of which $394.4 million were production loans and $245.0 million were servicing loans, compared with total oil and gas loans of $367.0 million (net of discount) or 3.5% of total loans at June 30, 2019, of which $95.0 million were production loans and $272.0 million were servicing loans. In addition, as of June 30, 2020, Prosperity had total unfunded commitments to oil and gas companies of $276.9 million compared with total unfunded commitments to oil and gas companies of $220.4 million as of June 30, 2019. Unfunded commitments to producers include letters of credit issued in lieu of oil well plugging bonds.

Additionally, Prosperity extends credit to hotels and restaurants. At June 30, 2020, loans to hotels totaled $384.8 million (excluding PPP loans totaling $8.8 million) or 1.8% of total loans and loans to restaurants totaled $212.3 million (excluding PPP loans totaling $110.7 million) or 1.0% of total loans.

Deposits at June 30, 2020 were $26.153 billion, an increase of $9.265 billion or 54.9%, compared with $16.888 billion at June 30, 2019. Linked quarter deposits increased $2.326 billion or 9.8% from $23.826 billion at March 31, 2020.

The table below provides detail on the impact of loans acquired and deposits assumed in the Merger:

Balance Sheet Data (at period end)
(In thousands)
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
LegacyTexas:
Loans held for sale	$15,725	$54,229	$66,745	$—	$—
Loans held for investment	6,601,006	6,713,337	6,636,855	—	—
Loans held for investment - Warehouse Purchase Program	2,557,183	1,713,762	1,552,762	—	—
All other loans	11,851,259	10,645,867	10,588,984	10,673,345	10,587,375
Total loans	$21,025,173	$19,127,195	$18,845,346	$10,673,345	$10,587,375

Deposits assumed (including new deposits since acquisition date):
LegacyTexas	$5,997,395	$5,605,986	$6,141,546	$—	$—
All other deposits	20,155,293	18,220,371	18,058,186	16,929,920	16,887,629
Total deposits	$26,152,688	$23,826,357	$24,199,732	$16,929,920	$16,887,629

Excluding loans acquired in the Merger and new production by the acquired lending operations since November 1, 2019, loans at June 30, 2020 grew $1.264 billion or 11.9% compared with June 30, 2019 and grew $1.205 billion or 11.3% compared with March 31, 2020.

Excluding deposits assumed in the Merger and new deposits generated at the acquired banking centers since November 1, 2019, deposits at June 30, 2020 grew $3.268 billion or 19.3% compared with June 30, 2019 and grew $1.935 billion or 10.6% compared with March 31, 2020.

Asset Quality

Nonperforming assets totaled $77.9 million or 0.28% of quarterly average interest-earning assets at June 30, 2020, compared with $41.6 million or 0.21% of quarterly average interest-earning assets at June 30, 2019, and $67.2 million or 0.25% of quarterly average interest-earning assets at March 31, 2020.

The allowance for credit losses on loans was $324.2 million or 1.54% of total loans at June 30, 2020 compared to $327.2 million or 1.71% of total loans at March 31, 2020 and $87.0 million or 0.82% of total loans at June 30, 2019. The allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program and PPP loans, was 1.90%(1) at June 30, 2020 compared with 1.88%(1) at March 31, 2020 and 0.82%(1) at June 30, 2019. On January 1, 2020, Prosperity adopted the measurement of current expected credit losses (“CECL”). Upon adoption of CECL, Prosperity recognized an increase in allowance for credit losses on loans of $108.7 million, of which $102.5 million was related to LegacyTexas and an increase in allowance for credit losses on off-balance sheet credit exposures of $24.4 million, of which $6.3 million was related to LegacyTexas, with a corresponding decrease in retained earnings (pre-tax). Additionally, Prosperity recognized an increase in the allowance for credit losses on loans of $131.8 million, of which $130.3 million was related to LegacyTexas, due to the reclass of purchased credit deteriorated (“PCD”) discounts as a result of adopting CECL.

The provision for credit losses was $10.0 million for the three months ended June 30, 2020 compared with $800 thousand for the three months ended June 30, 2019 and no provision for the three months ended March 31, 2020.  The provision for credit losses was $10.0 million for the six months ended June 30, 2020 compared with $1.5 million for the six months ended June 30, 2019.

Net charge-offs were $13.0 million for the three months ended June 30, 2020 compared with net recoveries of $115 thousand for the three months ended June 30, 2019 and net charge-offs of $801 thousand for the three months ended March 31, 2020. Net charge-offs for the second quarter of 2020 were primarily due to $12.4 million related to PCD loans. These PCD loans had specific reserves of $28.5 million, of which $12.4 million was allocated to the charge-offs.  Further, $16.1 million of PCD specific reserves was moved to the general reserve. Net charge-offs were $13.8 million for the six months ended June 30, 2020 compared with $934 thousand for the six months ended June 30, 2019.

Dividend

Prosperity Bancshares declared a third quarter cash dividend of $0.46 per share to be paid on October 1, 2020 to all shareholders of record as of September 15, 2020.

Stock Repurchase Program

On January 29, 2020, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately

4.7 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 28, 2021, at the discretion of management. Prosperity Bancshares repurchased zero shares of its common stock during the three months ended June 30, 2020 and 2.1 million shares of its common stock at an average weighted price of $52.59 per share during the six months ended June 30, 2020.

COVID-19 Pandemic

In December 2019, a novel strain of coronavirus disease (“COVID-19”) was first reported in Wuhan, Hubei Province, China. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. On March 13, the U.S. President announced a national emergency relating to the pandemic and has since been extended. On July 10, the Texas governor extended the proclamation certifying that COVID-19 poses an imminent threat of disaster in the state and declaring a state of disaster for all counties in Texas. Prosperity Bank (the “Bank”) is considered an essential business and is closely monitoring the latest developments regarding COVID-19. The health and safety of our associates, customers, and communities are of utmost importance, and the Bank remains committed to providing uninterrupted service. Additionally, the Bank has continuity plans in place to ensure critical operations are able to continue without disruption. The COVID-19 pandemic has resulted in significant economic uncertainties that could negatively impact Prosperity’s operating income, financial condition and cash flows.

In response to the COVID-19 pandemic, the CARES Act was signed into law on March 27, 2020 by the President of the United States. The CARES Act provides assistance for American workers, families and small businesses. The Paycheck Protection Program (“PPP”), established by the CARES Act, is implemented by the Small Business Administration (“SBA”) with support from the Department of the Treasury. This program provides small businesses with funds to pay payroll costs including benefits. Funds can also be used to pay interest on mortgages, rent, and utilities. On June 5, 2020, the President signed the Paycheck Protection Program Flexibility Act of 2020 (“PPP Flexibility Act”), which modified the covered expense period from eight weeks to 24 weeks, extended the maturity date of the loans out five years and gave greater flexibility to employers having difficulty hiring workers. PPP loans originated prior to June 5, 2020, have a two year term and earn interest at 1%. PPP loans originated on and after June 5, 2020, have a five year term. On July 4, 2020, the President amended the CARES Act to extend the PPP application period for an additional five weeks. The loans are eligible for early forgiveness by the SBA as provided by the CARES Act and the PPP Flexibility Act and related regulations and guidance. Additionally, the Bank is entitled to a per loan processing fee based on a tiered schedule ranging from 5% to 1% of the loan balance. As of July 7, 2020, the Company has obtained SBA approvals on approximately 11,972 loans totaling $1.411 billion. The Company has also provided relief to its loan customers through loan extensions and deferrals.

Merger with LegacyTexas Financial Group, Inc.

On November 1, 2019, Prosperity completed the merger with LegacyTexas and its wholly-owned subsidiary LegacyTexas Bank headquartered in Plano, Texas. LegacyTexas Bank operated 42 locations in 19 North Texas cities in and around the Dallas-Fort Worth area.

Pursuant to the terms of the merger agreement, Prosperity issued 26,228,148 shares of Prosperity common stock with a closing price of $69.02 per share plus $318.0 million in cash, made up of $308.6 million in cash and $9.4 million in cash for taxes withheld, for all outstanding shares of LegacyTexas. This resulted in goodwill of $1.331 billion as of June 30, 2020, which was subject to subsequent fair value adjustments. During the second quarter of 2020, Prosperity completed the operational conversion of LegacyTexas Bank.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, July 29, 2020 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s second quarter 2020 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 5164054.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations, Webcast & Calls” from the menu on the Investor Relations link and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and NOL carryback; return on average assets excluding merger related expenses, net of tax, and NOL carryback; return on average common equity excluding merger related expenses, net of tax, and NOL carryback; tangible book value per share, return on average tangible common equity, the tangible equity to tangible assets ratio and return on average tangible common equity, all excluding merger related expenses, net of tax, and NOL carryback; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of June 30, 2020, Prosperity Bancshares, Inc.® is a $32.967 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and cash management.

As of June 30, 2020, Prosperity operated 275 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 65 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on the Bank’s operating income, financial condition and cash flows.  These forward‑looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks, including LegacyTexas; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, including the LegacyTexas transaction, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; the effect, impact potential duration or other implications of the COVID-19 pandemic; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the period ended March 31, 2020, and other reports and statements Prosperity Bancshares has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Frisco-West	Kerens	Hempstead	98th Street
Bryan	Garland	Longview	Hitchcock	Avenue Q
Bryan-29th Street	Grapevine	Mount Vernon	Liberty	North University
Bryan-East	Grapevine Main	Palestine	Magnolia	Texas Tech Student Union
Bryan-North	Grapevine Motor	Rusk	Magnolia Parkway
Caldwell	Kiest	Seven Points	Mont Belvieu	Midland
College Station	Lake Highlands	Teague	Nederland	Wadley
Crescent Point	McKinney	Tyler-Beckham	Needville	Wall Street
Hearne	McKinney Eldorado	Tyler-South Broadway	Rosenberg
Huntsville	McKinney Redbud	Tyler-University	Shadow Creek	Odessa
Madisonville	North Carrolton	Winnsboro	Spring	Grandview
Navasota	Oak Cliff		Tomball	Grant
New Waverly	Park Cities	Houston Area	Waller	Kermit Highway
Rock Prairie	Plano	Houston	West Columbia	Parkway
Southwest Parkway	Plano-West	Aldine	Wharton
Tower Point	Preston Forest	Alief	Winnie	Other West Texas Area
Wellborn Road	Preston Parker	Bellaire	Wirt	Locations
	Preston Royal	Beltway		Big Spring
Central Texas Area	Red Oak	Clear Lake	South Texas Area -	Brownfield
Austin	Richardson	Copperfield	Corpus Christi	Brownwood
Allandale	Richardson-West	Cypress	Calallen	Cisco
Cedar Park	Rosewood Court	Downtown	Carmel	Comanche
Congress	The Colony	Eastex	Northwest	Early
Lakeway	Tollroad	Fairfield	Saratoga	Floydada
Liberty Hill	Trinity Mills	First Colony	Timbergate	Gorman
Northland	Turtle Creek	Fry Road	Water Street	Levelland
Oak Hill	West 15th Plano	Gessner		Littlefield
Research Blvd	West Allen	Gladebrook	Victoria	Merkel
Westlake	Wylie	Grand Parkway	Victoria Main	Plainview
		Heights	Victoria-Navarro	San Angelo
Other Central Texas Area	Fort Worth	Highway 6 West	Victoria-North	Slaton
Locations	Haltom City	Little York	Victoria Salem	Snyder
Bastrop	Hulen	Medical Center
Canyon Lake	Keller	Memorial Drive	Other South Texas Area	Oklahoma
Dime Box	Museum Place	Northside	Locations	Central Oklahoma Area
Dripping Springs	Renaissance Square	Pasadena	Alice	Oklahoma City
Elgin	Roanoke	Pecan Grove	Aransas Pass	23rd Street
Flatonia	Stockyards	Pin Oak	Beeville	Expressway
Georgetown		River Oaks	Colony Creek	I-240
Gruene	Other Dallas/Fort Worth Area	Sugar Land	Cuero	Memorial
Kingsland	Locations	SW Medical Center	Edna
La Grange	Arlington	Tanglewood	Goliad	Other Central Oklahoma Area
Lexington	Azle	The Plaza	Gonzales	Locations
New Braunfels	Ennis	Uptown	Hallettsville	Edmond
Pleasanton	Flower Mound	Waugh Drive	Kingsville	Norman
Round Rock	Gainesville	Westheimer	Mathis
San Antonio	Glen Rose	West University	Padre Island	Tulsa Area
Schulenburg	Granbury	Woodcreek	Palacios	Tulsa
Seguin	Grand Prairie		Port Lavaca	Garnett
Smithville	Jacksboro	Katy	Portland	Harvard
Thorndale	Mesquite	Cinco Ranch	Rockport	Memorial
Weimar	Muenster	Katy-Spring Green	Sinton	Sheridan
	Runaway Bay		Taft	S. Harvard
Dallas/Fort Worth Area	Sanger	The Woodlands	Yoakum	Utica Tower
Dallas	Waxahachie	The Woodlands-College Park	Yorktown	Yale
14th Street Plano	Weatherford	The Woodlands-I-45
Abrams Centre		The Woodlands-Research Forest	West Texas Area	Other Tulsa Area Locations
Addison	East Texas Area		Abilene	Owasso
Allen	Athens	Other Houston Area	Antilley Road
Balch Springs	Blooming Grove	Locations	Barrow Street
Camp Wisdom	Canton	Angleton	Cypress Street
Carrollton	Carthage	Bay City	Judge Ely
Cedar Hill	Corsicana	Beaumont	Mockingbird
Coppell	Crockett	Cleveland
East Plano	Eustace	East Bernard	Lubbock
Euless	Gilmer	El Campo	4th Street
Frisco	Grapeland	Dayton	66th Street
Frisco Gaylord	Gun Barrel City	Galveston	82nd Street
Frisco Warren	Jacksonville	Groves	86th Street

 - - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Balance Sheet Data (at period end)
Loans held for sale	$39,516	$65,035	$80,959	$20,284	$20,315
Loans held for investment	18,428,474	17,348,398	17,211,625	10,653,061	10,567,060
Loans held for investment - Warehouse Purchase Program	2,557,183	1,713,762	1,552,762	—	—
Total loans	21,025,173	19,127,195	18,845,346	10,673,345	10,587,375

Investment securities(A)	7,717,586	8,295,495	8,570,056	8,495,206	8,951,940
Federal funds sold	568	676	519	521	555
Allowance for credit losses(B)	(324,205)	(327,206)	(87,469)	(87,061)	(87,006)
Cash and due from banks	332,873	381,458	573,589	420,359	302,069
Goodwill	3,231,964	3,223,144	3,223,671	1,900,845	1,900,845
Core deposit intangibles, net	79,748	83,041	86,404	29,051	30,299
Other real estate owned	6,160	5,452	6,936	815	2,005
Fixed assets, net	324,975	327,293	326,832	263,703	262,479
Other assets	571,807	626,951	639,824	396,033	424,660
Total assets	$32,966,649	$31,743,499	$32,185,708	$22,092,817	$22,375,221

Noninterest-bearing deposits	$9,040,257	$7,461,323	$7,763,894	$5,784,002	$5,691,236
Interest-bearing deposits	17,112,431	16,365,034	16,435,838	11,145,918	11,196,393
Total deposits	26,152,688	23,826,357	24,199,732	16,929,920	16,887,629
Other borrowings	103,131	1,338,429	1,303,730	600,795	940,874
Securities sold under repurchase agreements	365,335	344,695	377,294	311,404	313,825
Subordinated notes	125,365	125,585	125,804	—	—
Allowance for credit losses on off-balance sheet credit exposures(B)	29,947	29,947	5,599	—	—
Other liabilities	242,061	222,912	202,714	123,892	104,998
Total liabilities	27,018,527	25,887,925	26,214,873	17,966,011	18,247,326
Shareholders' equity(C)	5,948,122	5,855,574	5,970,835	4,126,806	4,127,895
Total liabilities and equity	$32,966,649	$31,743,499	$32,185,708	$22,092,817	$22,375,221

(A)

Includes $(1,767), $(3,421), $763, $49 and $1,611 in unrealized (losses) gains on available for sale securities for the quarterly periods ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively.

(B)	ASU 2016-13 became effective for Prosperity on January 1, 2020.
(C)

Includes $(1,396), $(2,703), $602, $38 and $1,273 in after-tax unrealized (losses) gains on available for sale securities for the quarterly periods ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Income Statement Data
Interest income:
Loans	$242,772	$247,243	$222,910	$134,943	$133,525	$490,015	$263,590
Securities(D)	43,776	48,282	49,348	50,872	53,944	92,058	109,592
Federal funds sold and other earning assets	45	713	600	363	318	758	720
Total interest income	286,593	296,238	272,858	186,178	187,787	582,831	373,902

Interest expense:
Deposits	25,269	35,018	32,759	26,939	26,562	60,287	51,690
Other borrowings	533	2,932	6,115	4,335	5,556	3,465	10,873
Securities sold under repurchase agreements	337	757	879	914	831	1,094	1,590
Subordinated notes and trust preferred	1,499	1,500	1,075	—	—	2,999	—
Total interest expense	27,638	40,207	40,828	32,188	32,948	67,845	64,153
Net interest income	258,955	256,031	232,030	153,990	154,838	514,986	309,749
Provision for credit losses	10,000	—	1,700	1,100	800	10,000	1,500
Net interest income after provision for credit losses	248,955	256,031	230,330	152,890	154,038	504,986	308,249

Noninterest income:
Nonsufficient funds (NSF) fees	5,645	9,443	9,990	8,835	7,973	15,088	15,789
Credit card, debit card and ATM card income	7,263	7,474	7,728	6,688	6,480	14,737	12,451
Service charges on deposit accounts	5,790	6,104	5,597	5,020	4,989	11,894	9,987
Trust income	2,242	2,662	2,582	2,492	2,558	4,904	5,153
Mortgage income	1,820	2,010	2,455	839	990	3,830	1,712
Brokerage income	584	650	625	522	541	1,234	1,214
Bank owned life insurance income	1,508	1,545	1,502	1,314	1,321	3,053	2,610
Net (loss) gain on sale or write-down of assets	(3,945)	(385)	(1,870)	(3)	2	(4,330)	60
Other noninterest income	4,768	4,885	6,897	4,966	5,104	9,653	9,126
Total noninterest income	25,675	34,388	35,506	30,673	29,958	60,063	58,102

Noninterest expense:
Salaries and benefits	79,109	77,282	69,356	52,978	52,941	156,391	104,014
Net occupancy and equipment	9,190	8,980	7,420	5,607	5,492	18,170	10,958
Credit and debit card, data processing and software amortization	11,690	11,421	9,158	4,989	4,904	23,111	9,477
Regulatory assessments and FDIC insurance	2,601	2,078	2,095	1,814	2,325	4,679	4,699
Core deposit intangibles amortization	3,293	3,363	2,705	1,248	1,265	6,656	2,584
Depreciation	4,598	4,768	4,212	3,286	3,111	9,366	6,215
Communications	3,324	3,195	3,012	2,214	2,183	6,519	4,453
Other real estate expense	40	46	57	68	120	86	203
Net (gain) loss on sale or write-down of other real estate	4	(130)	(49)	(115)	(54)	(126)	(231)
Merger related expenses	7,474	544	46,402	—	—	8,018	—
Other noninterest expense	13,045	13,194	12,083	8,610	8,534	26,239	17,020
Total noninterest expense	134,368	124,741	156,451	80,699	80,821	259,109	159,392
Income before income taxes	140,262	165,678	109,385	102,864	103,175	305,940	206,959
Provision for income taxes	9,361	34,830	23,251	21,106	20,917	44,191	42,299
Net income available to common shareholders	$130,901	$130,848	$86,134	$81,758	$82,258	$261,749	$164,660

(D) Interest income on securities was reduced by net premium amortization of $9,224, $8,005, $8,556, $8,027 and $7,607 for the three-month periods ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively, and $17,229 and $14,196 for the six-month periods ended June 30, 2020 and June 30, 2019, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Profitability
Net income (E) (F)	$130,901	$130,848	$86,134	$81,758	$82,258	$261,749	$164,660

Basic earnings per share	$1.41	$1.39	$1.01	$1.19	$1.18	$2.80	$2.36
Diluted earnings per share	$1.41	$1.39	$1.01	$1.19	$1.18	$2.80	$2.36

Return on average assets (G) (K)	1.61%	1.67%	1.19%	1.47%	1.46%	1.64%	1.46%
Return on average common equity (G) (K)	8.84%	8.86%	6.33%	7.89%	7.92%	8.85%	7.99%
Return on average tangible common equity (G) (H) (K)	19.98%	20.16%	12.50%	14.77%	14.82%	20.07%	15.03%
Tax equivalent net interest margin (E) (F) (I)	3.69%	3.81%	3.66%	3.16%	3.16%	3.75%	3.18%
Efficiency ratio (H) (J) (L)	46.56%	42.90%	58.07%	43.70%	43.74%	44.72%	43.34%

Liquidity and Capital Ratios
Equity to assets	18.04%	18.45%	18.55%	18.68%	18.45%	18.04%	18.45%
Common equity tier 1 capital	12.29%	12.27%	12.30%	16.68%	16.59%	12.29%	16.59%
Tier 1 risk-based capital	12.29%	12.27%	12.30%	16.68%	16.59%	12.29%	16.59%
Total risk-based capital	13.36%	12.81%	12.70%	17.34%	17.25%	13.36%	17.25%
Tier 1 leverage capital	9.41%	9.49%	10.42%	10.86%	10.67%	9.41%	10.67%
Period end tangible equity to period end tangible assets (H)	8.89%	8.96%	9.21%	10.90%	10.75%	8.89%	10.75%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	92,658	94,371	85,573	68,738	69,806	93,514	69,832
Diluted	92,658	94,371	85,573	68,738	69,806	93,514	69,832
Period end shares outstanding	92,660	92,652	94,746	68,397	69,261	92,660	69,261
Cash dividends paid per common share	$0.46	$0.46	$0.46	$0.41	$0.41	$0.92	$0.82
Book value per common share	$64.19	$63.20	$63.02	$60.34	$59.60	$64.19	$59.60
Tangible book value per common share (H)	$28.45	$27.52	$28.08	$32.12	$31.72	$28.45	$31.72

Common Stock Market Price
High	$72.95	$75.22	$74.35	$71.86	$74.50	$75.22	$75.36
Low	$43.68	$42.02	$66.60	$62.17	$61.85	$42.02	$61.65
Period end closing price	$59.38	$48.25	$71.89	$70.63	$66.05	$59.38	$66.05
Employees – FTE (excluding overtime)	3,793	3,801	3,867	3,019	3,026	3,793	3,026
Number of banking centers	275	285	285	243	243	275	243

(E) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Loan discount accretion
ASC 310-20	$17,999	$22,463	$17,834	$1,006	$880	$40,462	$2,354
ASC 310-30	$6,267	$6,019	$5,908	$277	$347	$12,286	$666
Securities net amortization	$203	$194	$201	$157	$255	$397	$489
Time deposits amortization	$1,793	$2,270	$1,709	—	—	$4,063	—

(F) Using effective tax rate of 6.7%, 21.0%, 21.3%, 20.5% and 20.3% for the three-month periods ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively, and 14.4% and 20.4% for the six-month periods ended June 30, 2020 and June 30, 2019, respectively.  Net income for the second quarter of 2020 includes a tax benefit for NOLs due to the CARES Act.

(G) Interim periods annualized.

(H) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(I) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 days basis.

(J)

Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(K)

Excluding merger related expenses, net of tax, and NOL carryback annualized returns on average assets, average common equity and average tangible common equity were 1.44%(H), 7.88%(H) and 17.81%(H) for the three months ended June 30, 2020 and 1.55%(H), 8.38%(H) and 19.01%(H) for the six-month period ended June 30, 2020.

(L)	Excluding merger related expenses, net of tax, the efficiency ratio was 43.97%(H) for the three months ended June 30, 2020 and 43.34%(H) for the six-month period ended June 30, 2020.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Jun 30, 2020				Mar 31, 2020				Jun 30, 2019
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)
Interest-earning assets:
Loans held for sale	$63,338	$523	3.32%		$66,917	$632	3.80%		$20,315	$316	6.24%
Loans held for investment	18,135,226	228,062	5.06%		17,263,098	236,517	5.51%		10,500,110	133,209	5.09%
Loans held for investment - Warehouse Purchase Program	1,843,097	14,187	3.10%		1,120,324	10,094	3.62%		—	—	—
Total Loans	20,041,661	242,772	4.87%		18,450,339	247,243	5.39%		10,520,425	133,525	5.09%
Investment securities	8,054,008	43,776	2.19%	(N)	8,434,196	48,282	2.30%	(N)	9,185,877	53,944	2.36%	(N)
Federal funds sold and other earning assets	172,761	45	0.10%		223,631	713	1.28%		64,335	318	1.98%
Total interest-earning assets	28,268,430	286,593	4.08%		27,108,166	296,238	4.40%		19,770,637	187,787	3.81%
Allowance for credit losses(B)	(325,720)				(328,005)				(86,158)
Noninterest-earning assets	4,562,016				4,577,251				2,842,478
Total assets	$32,504,726				$31,357,412				$22,526,957

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,949,023	$4,621	0.38%		$4,990,376	$7,096	0.57%		$3,714,968	$5,813	0.63%
Savings and money market deposits	8,537,352	8,745	0.41%		7,965,440	14,122	0.71%		5,647,494	12,722	0.90%
Certificates and other time deposits	3,224,196	11,903	1.48%		3,404,748	13,800	1.63%		2,057,033	8,027	1.57%
Other borrowings	474,867	533	0.45%		832,961	2,932	1.42%		883,557	5,556	2.52%
Securities sold under repurchase agreements	365,077	337	0.37%		366,615	757	0.83%		288,666	831	1.15%
Subordinated notes and trust preferred	125,475	1,499	4.80%		125,694	1,500	4.80%		—	—	—
Total interest-bearing liabilities	17,675,990	27,638	0.63%	(O)	17,685,834	40,207	0.91%	(O)	12,591,718	32,949	1.05%	(O)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	8,583,734				7,491,798				5,674,615
Allowance for credit losses on off-balance sheet credit exposures(B)	29,947				13,009				—
Other liabilities	289,899				262,523				108,246
Total liabilities	26,579,570				25,453,164				18,374,579
Shareholders' equity	5,925,156				5,904,248				4,152,378
Total liabilities and shareholders' equity	$32,504,726				$31,357,412				$22,256,957

Net interest income and margin		$258,955	3.68%			$256,031	3.80%			$154,838	3.14%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		690				723				827
Net interest income and margin (tax equivalent basis)		$259,645	3.69%			$256,754	3.81%			$155,665	3.16%

(M) Annualized and based on an actual 365 day or 366 day basis.

(N) Yield on securities was impacted by net premium amortization of $9,224, $8,005 and $7,607 for the three-month periods ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

(O) Total cost of funds, including noninterest bearing deposits, was 0.42%, 0.64% and 0.72% for the three-month periods ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

 Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Jun 30, 2020				Jun 30, 2019
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(P)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(P)
Interest-earning assets:
Loans held for sale	$65,128	$1,155	3.57%		$20,315	$621	6.16%
Loans held for investment	17,699,162	464,579	5.28%		10,436,369	262,969	5.08%
Loans held for investment - Warehouse Purchase Program	1,481,710	24,281	3.30%		—	—	—
Total loans	19,246,000	490,015	5.12%		10,456,684	263,590	5.08%
Investment securities	8,244,102	92,058	2.25%	(Q)	9,242,605	109,592	2.39%	(Q)
Federal funds sold and other earning assets	198,196	758	0.77%		68,068	720	2.13%
Total interest-earning assets	27,688,298	582,831	4.23%		19,767,357	373,902	3.81%
Allowance for credit losses	(326,862)				(86,332)
Noninterest-earning assets	4,569,631				2,853,199
Total assets	$31,931,067				$22,534,224

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,969,700	$11,717	0.47%		$3,930,475	$12,625	0.65%
Savings and money market deposits	8,251,396	22,867	0.56%		5,560,625	23,906	0.87%
Certificates and other time deposits	3,314,472	25,703	1.56%		2,059,877	15,159	1.48%
Other borrowings	653,914	3,465	1.07%		864,322	10,873	2.54%
Securities sold under repurchase agreements	365,846	1,094	0.60%		280,692	1,590	1.14%
Subordinated notes and trust preferred	125,585	2,999	4.80%		—	—	—
Total interest-bearing liabilities	17,680,913	67,845	0.77%	(R)	12,695,991	64,153	1.02%	(R)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	8,037,767				5,616,541
Allowance for credit losses on off-balance sheet credit exposures(B)	21,478				—
Other liabilities	276,211				97,610
Total liabilities	26,016,369				18,410,142
Shareholders' equity	5,914,698				4,124,082
Total liabilities and shareholders' equity	31,931,067				$22,534,224

Net interest income and margin		$514,986	3.74%			$309,749	3.16%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,413				1,690
Net interest income and margin (tax equivalent basis)		$516,399	3.75%			$311,439	3.18%

(P) Annualized and based on an actual 365 day or 366 day basis.

(Q) Yield on securities was impacted by net premium amortization of $17,229 and $14,196 for the six-month periods ended June 30, 2020 and 2019, respectively.

(R) Total cost of funds, including noninterest bearing deposits, was 0.53% and 0.71% for the six-month periods ended June 30, 2020 and 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
YIELD TREND (S)

Interest-Earning Assets:
Loans held for sale	3.32%	3.80%	3.96%	5.01%	6.25%
Loans held for investment	5.06%	5.51%	5.52%	5.05%	5.09%
Loans held for investment - Warehouse Purchase Program	3.10%	3.62%	3.93%	—	—
Total loans	4.87%	5.39%	5.42%	5.05%	5.09%
Investment securities (T)	2.19%	2.30%	2.28%	2.30%	2.36%
Federal funds sold and other earning assets	0.10%	1.28%	0.78%	1.93%	1.98%
Total interest-earning assets	4.08%	4.40%	4.29%	3.80%	3.81%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.38%	0.57%	0.54%	0.62%	0.63%
Savings and money market deposits	0.41%	0.71%	0.79%	0.90%	0.90%
Certificates and other time deposits	1.48%	1.63%	1.67%	1.67%	1.57%
Other borrowings	0.45%	1.42%	1.73%	2.29%	2.52%
Securities sold under repurchase agreements	0.37%	0.83%	0.99%	1.15%	1.15%
Subordinated notes and trust preferred	4.80%	4.80%	4.85%	—	—
Total interest-bearing liabilities	0.63%	0.91%	1.00%	1.04%	1.05%

Net Interest Margin	3.68%	3.80%	3.65%	3.14%	3.14%
Net Interest Margin (tax equivalent)	3.69%	3.81%	3.66%	3.16%	3.16%

(S) Annualized and based on average balances on an actual 365 day or 366 day basis.

(T) Yield on securities was impacted by net premium amortization of $9,224, $8,005, $8,556, $8,027 and $7,607 for the three-month periods ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Balance Sheet Averages
Loans held for sale	$63,338	$66,917	$57,171	$21,077	$24,787
Loans held for investment	18,135,226	17,263,098	15,261,163	10,589,272	10,495,638
Loans held for investment - Warehouse Purchase Program	1,843,097	1,120,324	996,903	—	—
Total Loans	20,041,661	18,450,339	16,315,237	10,610,349	10,520,425

Investment securities	8,054,008	8,434,196	8,598,736	8,758,056	9,185,877
Federal funds sold and other earning assets	172,761	223,631	305,596	74,751	64,335
Total interest-earning assets	28,268,430	27,108,166	25,219,569	19,443,156	19,770,637
Allowance for credit losses(B)	(325,720)	(328,005)	(86,795)	(86,996)	(86,158)
Cash and due from banks	247,426	321,832	275,072	230,986	227,653
Goodwill	3,223,469	3,223,633	2,658,133	1,900,845	1,900,845
Core deposit intangibles, net	81,539	84,865	28,912	29,682	30,933
Other real estate	5,666	5,837	4,864	997	2,053
Fixed assets, net	327,811	325,337	308,692	263,495	260,054
Other assets	676,105	615,747	654,978	423,931	420,940
Total assets	$32,504,726	$31,357,412	$29,063,425	$22,206,096	$22,526,957

Noninterest-bearing deposits	$8,583,734	$7,491,798	$7,066,878	$5,701,419	$5,674,615
Interest-bearing demand deposits	4,949,023	4,990,376	4,233,880	3,575,249	3,714,968
Savings and money market deposits	8,537,352	7,965,440	7,109,754	5,524,277	5,647,494
Certificates and other time deposits	3,224,196	3,404,748	3,044,843	2,083,803	2,057,033
Total deposits	25,294,305	23,852,362	21,455,355	16,884,748	17,094,110
Other borrowings	474,867	832,961	1,403,686	749,814	883,557
Securities sold under repurchase agreements	365,077	366,615	351,580	315,277	288,666
Subordinated notes and trust preferred	125,475	125,694	87,963	—	—
Allowance for credit losses on off-balance sheet credit exposures(B)	29,947	13,009	5,673	—	—
Other liabilities	289,899	262,523	320,855	111,526	108,246
Shareholders' equity	5,925,156	5,904,248	5,443,986	4,144,731	4,152,378
Total liabilities and equity	$32,504,726	$31,357,412	$29,063,425	$22,206,096	$22,526,957

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Jun 30, 2020		Mar 31, 2020		Dec 31, 2019		Sep 30, 2019		Jun 30, 2019
Period End Balances

Loan Portfolio
Commercial and industrial	$2,214,742	10.5%	$2,500,110	13.1%	$2,507,318	13.3%	$1,120,913	10.5%	$1,158,657	10.9%
Warehouse purchase program	2,557,183	12.2%	1,713,762	9.0%	1,552,762	8.2%	—	—	—	—
Construction, land development and other land loans	2,033,037	9.7%	2,051,021	10.7%	2,064,167	11.0%	1,764,648	16.5%	1,739,308	16.4%
1-4 family residential	4,184,972	19.9%	3,993,138	20.9%	3,880,382	20.6%	2,472,907	23.2%	2,456,506	23.2%
Home equity	437,098	2.1%	516,003	2.6%	507,029	2.6%	250,775	2.3%	256,772	2.4%
Commercial real estate (includes multi-family residential)	6,550,086	31.2%	6,576,213	34.4%	6,556,285	34.9%	3,652,176	34.3%	3,551,668	33.6%
Agriculture (includes farmland)	612,694	2.9%	635,295	3.3%	680,855	3.6%	729,585	6.8%	736,470	7.0%
Consumer and other	403,462	1.9%	423,000	2.2%	398,271	2.1%	342,839	3.2%	321,023	3.0%
Energy	639,402	3.0%	718,653	3.8%	698,277	3.7%	339,502	3.2%	366,971	3.5%
Paycheck Protection Program	1,392,497	6.6%	—	—	—	—	—	—	—	—
Total loans	$21,025,173		$19,127,195		$18,845,346		$10,673,345		$10,587,375

Deposit Types
Noninterest-bearing DDA	$9,040,257	34.6%	$7,461,323	31.3%	$7,763,894	32.1%	$5,784,002	34.2%	$5,691,236	33.7%
Interest-bearing DDA	5,130,495	19.6%	4,980,090	20.9%	5,100,938	21.1%	3,564,419	21.0%	3,530,581	20.9%
Money market	6,148,206	23.5%	5,341,525	22.4%	5,099,024	21.1%	3,457,728	20.4%	3,438,164	20.3%
Savings	2,722,718	10.4%	2,716,247	11.4%	2,756,297	11.3%	2,027,621	12.0%	2,158,159	12.8%
Certificates and other time deposits	3,111,012	11.9%	3,327,172	14.0%	3,479,579	14.4%	2,096,150	12.4%	2,069,489	12.3%
Total deposits	$26,152,688		$23,826,357		$24,199,732		$16,929,920		$16,887,629

Loan to Deposit Ratio	80.4%		80.3%		77.9%		63.0%		62.7%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Jun 30, 2020		Mar 31, 2020		Dec 31, 2019		Sep 30, 2019		Jun 30, 2019

Single family residential construction	$710,401	34.9%	$655,191	31.9%	$614,647	29.7%	$462,714	26.2%	$446,868	25.7%
Land development	114,748	5.6%	110,853	5.4%	88,529	4.3%	80,711	4.6%	87,825	5.0%
Raw land	274,159	13.5%	265,943	12.9%	233,559	11.3%	171,609	9.7%	168,531	9.7%
Residential lots	144,765	7.1%	136,861	6.7%	138,961	6.7%	123,265	7.0%	121,586	7.0%
Commercial lots	103,267	5.1%	106,036	5.2%	101,960	4.9%	102,084	5.8%	105,633	6.1%
Commercial construction and other	687,618	33.8%	778,731	37.9%	890,597	43.1%	825,001	46.7%	809,680	46.5%
Net unaccreted discount	(1,921)		(2,594)		(4,086)		(736)		(815)
Total construction loans	$2,033,037		$2,051,021		$2,064,167		$1,764,648		$1,739,308

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of June 30, 2020

	Houston	Dallas	Austin	OK City	Tulsa	Other (U)	Total
Collateral Type
Shopping center/retail	$383,534	$302,358	$54,317	$15,821	$32,152	$279,800	$1,067,982
Commercial and industrial buildings	147,324	168,224	13,955	12,610	19,751	160,817	522,681
Office buildings	209,995	582,866	33,068	44,134	5,324	87,465	962,852
Medical buildings	38,561	50,941	12,817	22,393	25,529	45,135	195,376
Apartment buildings	425,883	681,116	33,444	14,199	19,165	209,404	1,383,211
Hotel	64,530	76,375	34,101	30,037	—	147,004	352,047
Other	46,187	31,511	17,666	10,191	4,344	78,716	188,615
Total	$1,316,014	$1,893,391	$199,368	$149,385	$106,265	$1,008,341	$4,672,764	(V)

Acquired Loans

	Non-PCD Loans			PCD Loans				Total Acquired Loans
	Balance at Acquisition Date	Balance at Mar 31, 2020	Balance at Jun 30, 2020	Balance at Acquisition Date	Balance at Mar 31, 2020		Balance at Jun 30, 2020	Balance at Acquisition Date		Balance at Mar 31, 2020	Balance at Jun 30, 2020
Loan marks:
Acquired banks (W)	$229,080	$9,238	$7,436	$142,128	$—		$—	$371,208		$9,238	$7,436
LegacyTexas merger(X)	116,519	78,375	62,424	177,924	29,460		22,565	294,443		107,835	84,989
Total	345,599	87,613	69,860	320,052	29,460	(Z)	22,565	665,651		117,073	92,425

Acquired portfolio loan balances:
Acquired banks (W)	5,690,998	350,738	308,692	275,221	7,548		6,952	5,966,219		358,286	315,644
LegacyTexas merger(X)	6,595,161	5,393,630	4,808,987	414,352	347,612		283,237	7,009,513		5,741,242	5,092,224
Total	12,286,159	5,744,368	5,117,679	689,573	355,160		290,189	12,975,732	(Y)	6,099,528	5,407,868

Acquired portfolio loan balances less loan marks	$11,940,560	$5,656,755	$5,047,819	$369,521	$325,700		$267,624	$12,310,081		$5,982,455	$5,315,443

(U) Includes other MSA and non-MSA regions.

(V) Represents a portion of total commercial real estate loans of $6.550 billion as of June 30, 2020.

(W) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(X) The LegacyTexas merger was completed on November 1, 2019.  During the fourth quarter of 2019, LegacyTexas added $7.010 billion in loans with related purchase accounting adjustments of $294.4 million at acquisition date.

(Y) Actual principal balances acquired.

(Z) ASU 2016-13 became effective for Prosperity on January 1, 2020.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Asset Quality
Nonaccrual loans	$62,904	$58,194	$55,243	$49,973	$37,289	$62,904	$37,289
Accruing loans 90 or more days past due	8,691	3,255	441	341	1,594	8,691	1,594
Total nonperforming loans	71,595	61,449	55,684	50,314	38,883	71,595	38,883
Repossessed assets	187	278	324	28	670	187	670
Other real estate	6,160	5,452	6,935	815	2,005	6,160	2,005
Total nonperforming assets	$77,942	$67,179	$62,943	$51,157	$41,558	$77,942	$41,558

Nonperforming assets:
Commercial and industrial (includes energy)	$15,238	$15,987	$17,086	$15,974	$17,592	$15,238	$17,592
Construction, land development and other land loans	10,530	1,125	1,177	874	2,296	10,530	2,296
1-4 family residential (includes home equity)	29,812	28,996	26,453	19,600	16,641	29,812	16,641
Commercial real estate (includes multi-family residential)	20,748	20,155	18,031	14,384	4,352	20,748	4,352
Agriculture (includes farmland)	1,501	896	101	285	616	1,501	616
Consumer and other	113	20	95	40	61	113	61
Total	$77,942	$67,179	$62,943	$51,157	$41,558	$77,942	$41,558
Number of loans/properties	213	198	236	89	92	213	92
Allowance for credit losses at end of period	$324,205	$327,206	$87,469	$87,061	$87,006	$324,205	$87,006

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$12,206	$(28)	$76	$(83)	$(828)	$12,178	$891
Construction, land development and other land loans	(6)	(12)	(6)	(6)	7	(18)	7
1-4 family residential (includes home equity)	51	5	20	(9)	11	56	8
Commercial real estate (includes multi-family residential)	—	(81)	254	(1)	(1)	(81)	(2)
Agriculture (includes farmland)	(3)	(1)	(18)	278	46	(4)	(1,232)
Consumer and other	753	918	965	867	650	1,671	1,262
Total	$13,001	$801	$1,291	$1,046	$(115)	$13,802	$934

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.28%	0.25%	0.25%	0.26%	0.21%	0.28%	0.21%
Nonperforming assets to loans and other real estate	0.37%	0.35%	0.33%	0.48%	0.39%	0.37%	0.39%
Net charge-offs to average loans (annualized)	0.26%	0.02%	0.03%	0.04%	—	0.14%	0.02%
Allowance for credit losses to total loans(AA)	1.54%	1.71%	0.46%	0.82%	0.82%	1.54%	0.82%
Allowance for credit losses to total loans, excluding Warehouse Purchase Program loans and Paycheck Protection Program loans (H)(AA)	1.90%	1.88%	0.51%	0.82%	0.82%	1.90%	0.82%

(AA) ASU 2016-13 became effective for Prosperity on January 1, 2020.

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and NOL carryback; return on average assets excluding merger related expenses, net of tax, and NOL carryback; return on average common equity excluding merger related expenses, net of tax, and NOL carryback; tangible book value per share, return on average tangible common equity, the tangible equity to tangible assets ratio and return on average tangible common equity, all excluding merger related expenses, net of tax, and NOL carryback; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans and PPP loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Reconciliation of diluted earnings per share to diluted earnings per share, excluding merger related expenses, net of tax, and net operating losses carryback:
Net income	$130,901	$130,848	$86,134	$81,758	$82,258	$261,749	$164,660
Add: merger related expenses, net of tax(AB)	5,904	430	36,658	—	—	6,334	—
Less: net operating losses carryback (AC)	(20,145)	—	—	—	—	(20,145)	—
Net income, excluding merger related expenses, net of tax, and net operating losses carryback (AB) (AC)	$116,660	$131,278	$122,792	$81,758	$82,258	$247,938	$164,660

Weighted average diluted shares outstanding	92,658	94,371	85,573	68,738	69,806	93,514	69,832
Merger related expenses per diluted share, net of tax(AB)	$0.06	$—	$0.43	$—	$—	$0.07	—
Net operating losses carryback per diluted share (AB)	$(0.22)	$—	$—	$—	$—	$(0.22)	$—
Diluted earnings per share, excluding merger related expenses, net of tax, and net operating losses carryback (AB) (AC)	$1.25	$1.39	$1.44	$1.19	$1.18	$2.65	$2.36

Reconciliation of return on average assets to return on average assets excluding merger related expenses, net of tax, and net operating losses carryback:
Net income, excluding merger related expenses, net of tax, and net operating losses carryback (AB) (AC)	$116,660	$131,278	$122,792	$81,758	$82,258	$247,938	$164,660
Average total assets	$32,504,726	$31,357,412	$29,063,425	$22,206,096	$22,526,957	$31,931,067	$22,526,957
Return on average assets excluding merger related expenses, net of tax, and net operating losses carryback (G) (AB) (AC)	1.44%	1.67%	1.69%	1.47%	1.46%	1.55%	1.46%

Reconciliation of return on average common equity to return on average common equity excluding merger related expenses, net of tax, and net operating losses carryback:
Net income, excluding merger related expenses, net of tax, and net operating losses carryback (AB) (AC)	$116,660	$131,278	$122,792	$81,758	$82,258	$247,938	$164,660
Average shareholders' equity	$5,925,156	$5,904,248	$5,443,986	$4,144,731	$4,152,378	$5,914,698	$4,124,082
Return on average common equity excluding merger related expenses, net of tax, and net operating losses carryback (G) (AB) (AC)	7.88%	8.89%	9.02%	7.89%	7.92%	8.38%	7.99%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$130,901	$130,848	$86,134	$81,758	$82,258	$261,749	$164,660
Average shareholders' equity	$5,925,156	$5,904,248	$5,443,986	$4,144,731	$4,152,378	$5,914,698	$4,124,082
Less: Average goodwill and other intangible assets	(3,305,008)	(3,308,498)	(2,687,045)	(1,930,527)	(1,931,778)	(3,306,753)	(1,932,429)
Average tangible shareholders’ equity	$2,620,148	$2,595,750	$2,756,941	$2,214,204	$2,220,600	$2,607,945	$2,191,653
Return on average tangible common equity (G)	19.98%	20.16%	12.50%	14.77%	14.82%	20.07%	15.03%

(AB) Calculated assuming a federal tax rate of 21.0%.

(AC) Net income for the second quarter of 2020 includes a tax benefit for NOLs due to the CARES Act.

	Three Months Ended					Year-to-Date
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related expenses, net of tax, and net operating losses carryback:
Net income, excluding merger related expenses, net of tax, and net operating losses carryback (AB) (AC)	$116,660	$131,278	$122,792	$81,758	$82,258	$247,938	$164,660
Average shareholders' equity	$5,925,156	$5,904,248	$5,443,986	$4,144,731	$4,152,378	$5,914,698	$4,124,082
Less: Average goodwill and other intangible assets	(3,305,008)	(3,308,498)	(2,687,045)	(1,930,527)	(1,931,778)	(3,306,753)	(1,932,429)
Average tangible shareholders’ equity	$2,620,148	$2,595,750	$2,756,941	$2,214,204	$2,220,600	$2,607,945	$2,191,653
Return on average tangible common equity excluding merger related expenses, net of tax, and net operating losses carryback (F) (AB) (AC)	17.81%	20.23%	17.82%	14.77%	14.82%	19.01%	15.03%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$5,948,122	$5,855,574	$5,970,835	$4,126,806	$4,127,895	$5,948,122	$4,127,895
Less: Goodwill and other intangible assets	(3,311,712)	(3,306,185)	(3,310,075)	(1,929,896)	(1,931,144)	(3,311,712)	(1,931,144)
Tangible shareholders’ equity	$2,636,410	$2,549,389	$2,660,760	$2,196,910	$2,196,751	$2,636,410	$2,196,751

Period end shares outstanding	92,660	92,652	94,746	68,397	69,261	92,660	69,261
Tangible book value per share:	$28.45	$27.52	$28.08	$32.12	$31.72	$28.45	31.72

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$2,636,410	$2,549,389	$2,660,760	$2,196,910	$2,196,751	$2,636,410	$2,196,751
Total assets	$32,966,649	$31,743,499	$32,185,708	$22,092,817	$22,375,221	$32,966,649	$22,375,221
Less: Goodwill and other intangible assets	(3,311,712)	(3,306,185)	(3,310,075)	(1,929,896)	(1,931,144)	(3,311,712)	(1,931,144)
Tangible assets	$29,654,937	$28,437,314	$28,875,633	$20,162,921	$20,444,077	$29,654,937	$20,444,077
Period end tangible equity to period end tangible assets ratio:	8.89%	8.96%	9.21%	10.90%	10.75%	8.89%	10.75%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans:
Allowance for credit losses (AA)	$324,205	$327,206	$87,469	$87,061	$87,006	$324,205	$87,006
Total loans	$21,025,173	$19,127,195	$18,845,346	$10,673,345	$10,587,375	$21,025,173	$10,587,375
Less: Warehouse Purchase Program loans	2,557,183	1,713,762	1,552,762	—	—	2,557,183	—
Less: Paycheck Protection Program loans	1,392,497	—	—	—	—	1,392,497	—
Total loans less Warehouse Purchase Program and Paycheck Protection Program loans	$17,075,493	$17,413,433	$17,292,584	$10,673,345	$10,587,375	$17,075,493	$10,587,375
Allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans	1.90%	1.88%	0.51%	0.82%	0.82%	1.90%	0.82%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities:
Noninterest expense	$134,368	$124,741	$156,451	$80,699	$80,821	$259,109	$159,392

Net interest income	$258,955	$256,031	$232,030	$153,990	$154,838	$514,986	$309,749
Noninterest income	25,675	34,388	35,506	30,673	29,958	60,063	58,102
Less: net (loss) gain on sale or write down of assets	(3,945)	(385)	(1,870)	(3)	2	(4,330)	60
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	29,620	34,773	37,376	30,676	29,956	64,393	58,042
Total income excluding net gains and losses on the sale or write down of assets and securities	$288,575	$290,804	$269,406	$184,666	$184,794	$579,379	$367,791
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities	46.56%	42.90%	58.07%	43.70%	43.74%	44.72%	43.34%

	Three Months Ended					Year-to-Date
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses:
Noninterest expense	$134,368	$124,741	$156,451	$80,699	$80,821	$259,109	$159,392
Less: merger related expenses	7,474	544	46,402	—	—	8,018	—
Noninterest expense excluding merger related expenses	$126,894	$124,197	$110,049	$80,699	$80,821	$251,091	$159,392

Net interest income	$258,955	$256,031	$232,030	$153,990	$154,838	$514,986	$309,749
Noninterest income	25,675	34,388	35,506	30,673	29,958	60,063	58,102
Less: net (loss) gain on sale or write down of assets	(3,945)	(385)	(1,870)	(3)	2	(4,330)	60
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	29,620	34,773	37,376	30,676	29,956	64,393	58,042
Total income excluding net gains and losses on the sale or write down of assets and securities	$288,575	$290,804	$269,406	$184,666	$184,794	$579,379	$367,791
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses	43.97%	42.71%	40.85%	43.70%	43.74%	43.34%	43.34%